UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2005

FLORIDA CHOICE BANKSHARES, INC.

(Exact name of registrant as specified in charter)

Florida	N/A	20-1990219

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

18055 U.S. Highway 441, Mt. Dora, Florida		32757

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 735-6161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Section 2 — Financial Information

Item 2.01 — Completion of Acquisition or Disposition of Assets

     On January 1, 2005, Florida Choice Bankshares, Inc. (the “Company”) became a bank holding company by closing a share exchange transaction with the shareholders of Florida Choice Bank (the “Bank”). At the closing, each of the 1,303,233 outstanding shares of Bank Common Stock was converted into one share of Company Common Stock and, accordingly, the Company had outstanding immediately following the closing of the transaction 1,303,233 shares of its Common Stock. As a result of the closing of the transaction, the Bank is a wholly owned subsidiary of the Company which, in turn, is now owned by the former shareholders of the Bank. The sole asset of the Company following the closing of the transaction is the shares of Bank Common Stock owned by it. The closing of the transaction followed the receipt of approval of the transaction from the bank regulatory agencies and also the shareholders of the Bank at a special meeting held on December 7, 2004. The financial statements required to be included in this Form 8-K have not been included and will be filed by amendment on or before March 11, 2005. The Bank has filed a Form 15 with the FDIC terminating its reporting obligations under the Securities Exchange Act of 1934. At the same time, the Company will be continuing the reporting requirements under the 1934 Act pursuant to Rule 12g-3(a) thereunder as a successor issuer.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA CHOICE BANK
By:	/s/ Kenneth E. LaRoe
Kenneth E. LaRoe President and Chief Executive Officer

Date: January 3, 2005

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